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                              EXHIBIT 23.2

     Birk Gross Bell & Coulter, P.C.
     CERTIFIED PUBLIC ACCOUNTANTS / BUSINESS CONSULTANTS
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10 W. MARKET, 2300 MARKET TOWER - INDIANAPOLIS, IN 46204 - 317-633-4700
         300 S. MADISON, SUITE 410 - GREENWOOD, IN 46142 - 317-887-4072
                                                     FAX   317-638-5217


                 CONSENT OF INDEPENDENT AUDITORS' CONSENT


Board of Directors
Spartan Motors, Inc.
Charlotte, Michigan


We consent to the incorporation by reference in Registration Statement No. 33-28432 of Spartan Motors, Inc. on Form S-8 and Registration Statement No. 33-80980 of Spartan Motors, Inc. on Form S-8 of our report dated March 17, 1998, (which report expresses an unqualified opinion and includes an explanatory paragraph which indicates that there are matters that raise substantial doubt about Carpenter Industries, Inc.'s ability to continue as a going concern) appearing in this Annual Report on Form 10-K of Spartan Motors, Inc. for the year ended December 31, 1997.



/s/ Birk Gross Bell & Coulter, P.C.


Indianapolis, Indiana
March 30, 1998











AN INDEPENDENT MEMBER OF
BDO
SEIDMAN                           Members: Division for CPA Firms American
ALLIANCE                          Institute of Certified Public Accountants